EXHIBIT (e)

AMENDED AND RESTATED
DISTRIBUTION AGREEMENT

          THIS AGREEMENT, originally made and entered into as of the 30th day of June, 2004, by and between Artio Global Equity Fund Inc., a Maryland Corporation (the “Company”) and Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”) is hereby amended and restated as of the 1st day of July, 2009. Artio Global Management LLC, the investment advisor to the Company (the “Advisor”), is a party hereto with respect to Section 5 only.

          WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of beneficial interests (“Shares”) in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

          WHEREAS, the Company desires to retain the Distributor as principal underwriter in connection with the offering and sale of the Shares of each series listed on Exhibit A hereto (as amended from time to time) (each a “Fund”, collectively the “Funds”); and

          WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority “FINRA”); and

          WHEREAS, this Agreement has been approved by a vote of the Company’s board of directors (“Board of Directors” or the “Board”) and its disinterested directors in conformity with Section 15(c) of the 1940 Act; and

          WHEREAS, the Distributor is willing to act as principal underwriter for the Company on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment of Quasar as the Distributor

          The Company hereby appoints the Distributor as its agent for the sale and distribution of Shares of the Funds, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.   Services and Duties of the Distributor

A.

The Distributor agrees to sell Shares of the Funds on a best efforts basis as agent for the Company during the term of this Agreement, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term “Prospectus” shall mean the current prospectus, including the statement of additional information, as amended or supplemented, relating to the Funds and included in the currently effective registration statement or post-effective amendment thereto (the “Registration Statement”) of the Company under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act.

B.

During the continuous public offering of Shares of the Funds, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares of the Funds and will accept such orders on behalf of the Company. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

C.

The Distributor, with the operational assistance of the Company’s transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation’s Fund/SERV System.

D.

In connection with all matters relating to this Agreement, the Distributor agrees to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations. The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Company and the Distributor.

E.

The Distributor agrees to cooperate with the Company or its agent in the development of all proposed advertisements and sales literature relating to the Funds. The Distributor agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations, and shall file with appropriate regulators, those advertisements and sales literature it believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Company any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators to such materials.

F.

The Distributor, at its sole discretion, may repurchase Shares offered for sale by shareholders of the Funds. Repurchase of Shares by the Distributor shall be at the price determined in accordance with, and in the manner set forth in, the current Prospectus. At the end of each business day, the Distributor shall notify, by any appropriate means, the Company and its transfer agent of the orders for repurchase of Shares received by the Distributor since the last report, the amount to be paid for such Shares and the identity of the shareholders offering Shares for repurchase. The Company reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Company to receive and transmit promptly to the Company’s transfer agent, shareholder requests for redemption of Shares.

G.

The Distributor may, in its discretion, enter into agreements with such qualified broker-dealers as it may select, in order that such broker-dealers also may sell Shares of the Funds. The form of any dealer agreement shall be mutually agreed upon and approved by the Company and the Distributor. The Distributor may pay a portion of any applicable sales charge, or allow a discount to a selling broker-dealer, as described in the Prospectus or, if not so described, as agreed upon with the broker-dealer. The Distributor shall include in the forms of agreement with selling broker-dealers a provision for the forfeiture by them of their sales charge or discount with respect to Shares sold by them and redeemed, repurchased or tendered for redemption within seven (7) business days after the date of confirmation of such purchases.

H.

The Distributor shall act as 12b-1 fee disbursement agent on behalf of the Funds and receive and make payments as directed pursuant to the Funds Distribution and Shareholder Services Plan (the “Plan”) to approved third parties that have written agreements with the Distributor or the Funds. The Distributor shall be authorized to make or direct reimbursement request payments under the Plan to third parties, including but not limited to, the investment adviser of the Funds, for expenses borne by such third party provided that written documentation or representation has been furnished by the Fund’s Chief Compliance Officer confirming that such reimbursement request payment has been duly reviewed and approved by the Board of Directors (“Board”) of the Funds.

The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of 12b-1 payments received by the Distributor, if any. Reports regarding the use of 12b-1 payments shall be made by the Distributor at least quarterly and shall state the purpose of such payments and any other information reasonably requested by the Board.

I.

The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Company recognizes that from time to time, officers and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

3. Duties and Representations of the Company

A.

The Company represents that it is duly organized and in good standing under the law of its jurisdiction of organization and is registered as an open-end management investment company under the 1940 Act. The Company agrees that it will act in material conformity with its Articles of Incorporation, its By-Laws, its Registration Statement, as may be amended from time to time, and the resolutions and other instructions of its Board. The Company agrees to comply in all material respects with the 1933 Act, the 1940 Act and all other applicable federal and state laws and regulations. The Company represents and warrants that this Agreement has been duly authorized by all necessary action by the Company under the 1940 Act, state law and the Company’s Articles of Incorporation and By-Laws.

B.

The Company, or its agent, shall take or cause to be taken, all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Company authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

C.

The Company represents and agrees that all Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable. The Company further agrees that it shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the Securities and Exchange Commission (“SEC”), including any and all applicable interpretation of such by the staff of the SEC. The Company shall advise the Distributor promptly of any such determination.

D.	The Company agrees to advise the Distributor promptly in writing:

(i) of any material correspondence or other communication by the SEC or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

(ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

                (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

(iv) of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus, which may from time to time be filed with the SEC.

E.

The Company shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Company shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to such information.

F.

The Company agrees to file from time to time, such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

G.

The Company shall fully cooperate in the efforts of the Distributor to sell and arrange for the sale of Shares and shall make available to the Distributor a statement of each computation of net asset value. In addition, the Company shall keep the Distributor fully informed of its affairs and shall provide to the Distributor, from time to time, copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including without limitation, certified copies of any financial statements prepared for the Company by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Company shall forward a copy of any

SEC filings, including the Registration Statement, to the Distributor within one business day of any such filings. The Company represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor. Nothing in this Agreement shall require the sharing or provision of materials protected by privilege or limitation of disclosure, including any applicable attorney-client privilege or trade secret materials.

H.

The Company represents and warrants that its Registration Statement and any advertisements and sales literature prepared by the Company or its agent (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects.

4. Duties and Representations of the Distributor

A.

The Distributor represents that it is duly organized and in good standing under the law of its jurisdiction of organization, is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA. The Distributor agrees that it will act in material conformity with its Articles of Organization and its By-Laws, as may be amended from time to time. The Distributor agrees to comply in all material respects with the 1933 Act, the 1934 Act, the 1940 Act, and all other applicable federal and state laws and regulations. The Distributor represents and warrants that this Agreement has been duly authorized by all necessary action by the Distributor under the Distributor’s Articles of Organization and By-Laws.

B.	The Distributor agrees to advise the Company promptly in writing of the initiation of any proceedings against it by the SEC or its staff, FINRA or any state regulatory authority.

5.   Compensation

    As compensation for the services performed and the expenses assumed by Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, Distributor shall be entitled to the fees and expenses set forth in Exhibit B hereto (as amended from time to time). The Distributor shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Distributor in performing its duties hereunder. The Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify the Distributor in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to the Distributor shall only be paid out of the assets and property of the particular Fund involved. Such fees and expenses shall be paid to Distributor by the Trust from Rule 12b-1 fees payable by the appropriate Fund or, if the Fund does not have a Rule 12b-1 plan, or if Rule 12b-1 fees are not sufficient to pay such fees and expenses, or if the Rule 12b-1 plan is discontinued, or if the Advisor otherwise determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay Distributor, the Advisor shall be responsible for the payment of the amount of such fees and expenses not covered by Rule 12b-1 payments.

6.   Expenses

          A.      The Company or the Fund shall bear all costs and expenses in connection with the registration of its Shares with the SEC and its related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to: (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising and sales literature; (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Company pursuant to Section 3(E) hereof.

          B.      The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

7.   Indemnification

A.

The Company shall indemnify, defend and hold the Distributor and each of its present or former members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that the Distributor, each of its present and former members, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Company or its agent, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or based upon the Company’s failure to comply with the terms of this Agreement or applicable law; provided, however, that the Company’s obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information relating to the Distributor and furnished to the Company or its counsel by the Distributor in writing and acknowledging the purpose of its use for the purpose of, and used in, the preparation thereof. The Company’s agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Company being notified of such action or claim of loss brought against the Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, unless the failure to give notice does not prejudice the Company. Such notification shall be given by letter or by telegram addressed to the Company’s President, but the failure so to notify the Company of any such action shall not relieve the Company from any liability which the Company may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Company’s indemnity agreement contained in this Section 7(A).

B.

The Company shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by the Company and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Company elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the reasonable fees and expenses of any additional counsel retained by them. If the Company does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Company, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Company and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Company will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by Distributor and them. The Company’s indemnification agreement contained in Sections 7(A) and 7(B) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor’s benefit, to the benefit of each of its present or former members, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of any of the Shares.

C.

The Company shall advance attorneys’ fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 7 to the maximum extent permissible under applicable law.

D.

The Distributor shall indemnify, defend and hold the Company and each of its present or former directors, officers, employees, representatives and any person who controls or previously controlled the Company within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all Losses that the Company, each of its present or former directors, officers,  employees, representatives, or any such controlling person may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any  rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Company’s Registration Statement or any Prospectus, as from time to time amended or supplemented, or arising out of or based upon Distributor’s failure to comply with the terms of this Agreement  or applicable law, or the omission, or alleged omission, to state therein a material fact  required to be stated  therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in  conformity with, written  information relating to the Distributor and furnished to the Company or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. The Distributor’s agreement to indemnify the Company, and any of the foregoing indemnitees, is expressly conditioned upon the Distributor being notified of any action or claim of loss brought against  the Company, and any of  the foregoing indemnitees, such notification to be given by letter or telegram addressed to the Distributor’s President, within a reasonable time after the summons or other  first legal process  giving information  of the nature of the claim shall have been served upon the Company or such person unless the failure to give notice does not prejudice the Distributor, but the failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is  brought by reason  of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Distributor’s indemnity agreement contained in this Section 7(D).

E.

The Distributor shall be entitled to participate at its own expense in the defense or if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Company, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Company does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, or reasonable fees and expenses of any if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Company and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the counsel retained by the Company and them. The Distributor’s indemnification agreement contained in Sections 7(D) and 7(E) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Company’s benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Distributor agrees promptly to notify the Company of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

F.

No person shall be obligated to provide indemnification under this Section 6 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of FINRA; provided, however, in such event indemnification shall be provided under this Section 7 to the maximum extent so permissible. The provisions of this Section 7 shall survive the termination of this Agreement.

8. Obligations of the Company

          This Agreement is executed by and on behalf of the Company and the obligations of the Company hereunder are not binding upon any of the directors, officers or shareholders of the Company individually, but are binding only upon the Company and with respect to the Funds to which such obligations pertain.

9. Governing Law

          This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

10. Duration and Termination

A.

This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two (2) years from the date hereof. Thereafter, if not terminated, this Agreement shall continue in effect automatically as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by: (i) the Company’s Board; or (ii) the vote of a “majority of the outstanding voting securities” of a Fund, and provided that in either event, the continuance is also approved by a majority of the Company’s Board who are not “interested persons” of any party to this Agreement, by a vote cast in person at a meeting called for the purpose of voting on such approval.

B.

Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund: (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties; or (iii) upon no less than sixty (60) days’ written notice, by either the Company upon the vote of a majority of the members of its Board who are not “interested persons” of the Company and have no direct or indirect financial interest in the operation of this Agreement or by vote of a “majority of the outstanding voting securities” of a Fund, or by the Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Company. If required under the 1940 Act, any such amendment must be approved by the Company’s

Board, including a majority of the Company’s Board who are not “interested persons” of any party to this Agreement, by a vote cast in person at a meeting for the purpose of voting on such amendment. In the event that such amendment affects the Advisor, the written instrument shall also be signed by the Advisor. This Agreement will automatically terminate in the event of its assignment.

C.	Sections 7, 9, 11 and 12 shall survive termination of this Agreement.

11.  Confidentiality

          The Distributor agrees on behalf of its employees to treat all records relative to the Company and prior, present or potential shareholders of the Company as confidential, and not to use such records for any purpose other than performance of the Distributor’s responsibilities and duties under this Agreement, except after notification and prior approval by the Company, which approval shall not be unreasonably withheld, and may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Company. Records and information that have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.

          In accordance with Regulation S-P, the Distributor will not disclose any non-public personal information, as defined in Regulation S-P, received from the Company or any Fund regarding any Fund shareholder; provided, however, that the Distributor may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor, or as may be required by law. The Distributor agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

12.  Anti-Money Laundering Program

          The Distributor represents and warrants that it: (i) has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; (ii) undertakes to carry out its AML Program to the best of its ability; and (iii) will promptly notify the Company and the Advisor if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and (vi) will promptly remedy any material deficiency of which it learns.

13.  Miscellaneous

          The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person,” and “assignment” shall have the same meaning as such terms have in the 1940 Act.

14.  Notices

          Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties’ respective addresses as set forth below:

Notice to the Distributor shall be sent to:

Quasar Distributors, LLC
Attn: President
615 East Michigan Street
Milwaukee, Wisconsin 53202

notice to the Company shall be sent to:

Artio Global Equity Fund, Inc.
330 Madison Avenue
New York, NY 10017

and notice to the Advisor shall be sent to:

Artio Global Management LLC
330 Madison Avenue
New York, NY 10017

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

ARTIO GLOBAL EQUITY FUND INC.		QUASAR DISTRIBUTORS, LLC

By:	/s/ Craig M. Giunta	By:	/s/ James R. Schoenike

Craig M. Giunta		James R. Schoenike
Title: Chief Financial Officer		Title: President

By:	/s/ John Whilesmith

John L. Whilesmith
Title: Secretary

ARTIO GLOBAL MANAGEMENT LLC (as to Section 5 only)

By:	/s/ Anthony Williams

Anthony Williams
Title: COO

Exhibit A
to the
Amended and Restated Distribution Agreement

Fund Names

ARTIO GLOBAL EQUITY FUND INC.

Exhibit B
to the Amended and Restated Distribution Agreement

QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE at July 1, 2009

Regulatory Distribution Annual Services Per Fund*
Minimum annual fee
▪	$50,000 first fund
▪	$10,000 each additional fund

Default sales loads and distributor concession, if applicable, are paid to Quasar.

Advertising Compliance Review
▪	FINRA Filings
− $175 /job for the first 10 pages (minutes if tape or video); $20 /page (minute if tape or video) thereafter (includes FINRA filing fee).
▪	Non-FINRA filed materials, e.g. Institutional Use Only, Quasar Review Only, Correspondence, etc.
− $75 /job for the first 10 pages (minutes if tape or video); $10 /page (minute if tape or video) thereafter.
▪	FINRA Expedited Filing Service for 3 Day Turnaround
− $1,000 for the first 10 pages (minutes if audio or video); $25 /page (minute if audio or video) thereafter. (Comments are faxed. FINRA may not accept expedited request.)
▪	Quasar Expedited Review Service for 24 Hour Turnaround – Does not include FINRA filing fee, if applicable
− $500 for the first 10 pages (minutes if audio or video); $25 /page (minute if audio or video) thereafter.
Licensing of Investment Advisor’s Staff (if desired)
▪	$2,500 /year per registered representative
▪	Quasar is limited to these licenses for sponsorship: Series, 6, 7, 24, 26, 27, 63, 66
▪	$3,000 /FINRA designated branch location
▪	Plus all associated FINRA and State fees for Registered Representatives, including license and renewal fees
Fund Fact Sheets
▪	Design - $1,000 /fact sheet, includes first production
▪	Production - $500 /fact sheet per production period
▪	All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee
▪	Web sites, brochures, and other sales support materials – Project priced via Quasar proposal
Chief Compliance Officer Support Fee*

▪	$2,000 /year
Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:
▪	Typesetting, printing and distribution of Prospectuses and shareholder reports
▪	Production, printing, distribution, and placement of advertising, sales literature, and materials
▪	Engagement of designers, free-lance writers, and public relations firms
▪	Long-distance telephone lines, services, and charges
▪	Postage, overnight delivery charges
▪	FINRA registration fees [To include late U5 charge (if applicable)]
(FINRA advertising filing fees are included in Advertising Compliance Review section above)
▪	Record retention
▪	Travel, lodging, and meals

Bees are billed monthly
*Fees subject to annual CPI increase, Milwaukee MSA